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                                                                      EXHIBIT 11



                  MANUGISTICS GROUP, INC. AND SUBSIDIARIES
           STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                                                     Three Months Ended May 31,
                                                                          --------------------------------------------------
                                                                                   1997                         1996
                                                                          ----------------------       ---------------------
                                                                                (In thousands, except per share data)

Weighted Average Number of Shares of Common Stock
   Oustanding                                                                        21,753                      20,980

Net Effect of Dilutive Stock Options Based on Treasury
   Stock Method                                                                       1,952                           -

                                                                          ------------------            ----------------
Weighted Average Shares Outstanding                                                  23,705                       20,980
                                                                          ==================            ================

Net Income (Loss)                                                         $           2,040              $        (2,578)
                                                                          ==================            ================

Earnings (Loss) Per Share                                                 $            0.09              $         (0.12)
                                                                          ==================            ================

Fully-diluted Earnings (Loss) Per Share                                   $            0.09              $         (0.12)
                                                                          ==================            ================


Amounts have been adjusted to reflect the two-for-one stock split.